AMENDMENT NUMBER 3 TO
                               SECURITY AGREEMENT

         AMENDMENT NUMBER 3 TO SECURITY AGREEMENT (this "Amendment"), dated as of February 27, 2001 by and among UNION ACCEPTANCE FUNDING CORPORATION, an Indiana corporation, as Seller (in such capacity, the "Seller"), UAFC-1 CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent for the Company and the Bank Investors (in such capacity, the "Collateral Agent") amending that certain Security Agreement dated as of May 25, 2000 (the "Security Agreement").

         WHEREAS, the parties hereto mutually desire to make certain amendments to the Security Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Security Agreement.

         (a) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Acceptable Hedging Arrangement" and replacing it with the following (solely for convenience changed language is italicized):

         ""Acceptable Hedging Arrangement" means a hedging arrangement entered into by the Collection Agent or the Debtor, between the Debtor and a swap counterparty whose long-term debt obligations are rated investment grade by Moody's and S&P, in compliance with Section 5.3 hereof, that locks in a fixed spread of at least 600 basis points lower than the weighted average APR for the Receivables based upon an amortization schedule determined using a 1.60% ABS prepayment assumption or such other prepayment assumption as approved by the Collateral Agent it being understood that funds on deposit in a prefunding account established in connection with a securitization established by or on behalf of the Debtor or an affiliate and certified by the Debtor to the Collateral Agent as funds which will be applied to funding Receivables will qualify as an Acceptable Hedging Arrangement so long as the weighted average coupon of the securities issued in connection with such securitization is at least 600 basis points lower than the weighted average APR for the Receivables."

         (b) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Commitment Termination Date" and replacing it with the following (solely for convenience changed language is italicized):

                  ""Commitment Termination Date" shall mean February 26, 2002, or such later date to which the Commitment Termination Date may be extended by the Debtor, the Agent and the Bank Investors not later than 45 days prior to the then current Commitment Termination Date."

         (c) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Termination Date" and replacing it with the following (solely for convenience changed language is italicized):

                  ""Termination Date" shall mean the earliest of (i) that Business Day designated by the Debtor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the liquidity commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day on which a Termination Event occurs pursuant to Section 7.1, (v) two business days prior to the Commitment Termination Date, or (vi) February 26, 2002, unless extended prior to such date by an agreement between the Company, the Agent and the Bank Investors."

         SECTION 2. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Debtor, the Collection Agent, the Agent, the Administrative Agent or the Collateral Agent under the Security Agreement.

         SECTION 3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 4. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 5. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.

         SECTION 6. Effectiveness. This amendment shall become effective as of the date first written above when (i) counterparts of this Amendment shall have been executed by each of the Seller, Debtor, UAC, the Collection Agent, the Company, Bank of America and the Collateral Agent and (ii) the Collateral Agent shall have received a fully executed copy of this Amendment.

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


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 3 as of the date first written above.


                                          ENTERPRISE FUNDING CORPORATION,
                                            as Company

                                          By: /s/ Tony Wong
                                              ----------------------------------
                                              Name:  Tony Wong
                                              Title: Vice President


                                          UAFC-1 CORPORATION,
                                            as Debtor

                                          By: /s/ Leeanne W. Graziani
                                              ----------------------------------
                                              Name:  Leeanne W. Graziani
                                              Title: President


                                          UNION ACCEPTANCE FUNDING
                                           CORPORATION, as Seller

                                          By: /s/ John Stainbrook
                                              ----------------------------------
                                              Name:  John Stainbrook
                                              Title: President

                                          UNION ACCEPTANCE CORPORATION,
                                            individually and as Collection Agent

                                          By: /s/ Melanie S. Otto
                                              ----------------------------------
                                              Name:  Melanie S. Otto
                                              Title: Vice President


                                          BANK OF AMERICA, N.A.,
                                            individually and as Collateral Agent
                                           and Bank Investor

                                          By: /s/ Christopher Young
                                              ----------------------------------
                                              Name:  Christopher Young
                                              Title: